EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President & Chief Executive Officer and Chief Financial Officer of the Company, certifies, that to their knowledge:

1)                                                     the Company’s Form 10-Q for the quarter ended March 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)                                                     the information contained in the Company’s Form 10-Q for the quarter ended March 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Martin J. Reid	/s/William J. Schmidt
Martin J. Reid	William J. Schmidt
President and Chief Executive Officer	Chief Financial Officer

Date: July 8, 2008	Date: July 8, 2008